UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D)OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported )	March 10, 2006

CHINA DIGITAL COMMUNICATION GROUP

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

000-49715	91-2132336
(Commission File Number)	(Irs Employer Identification No.)

A-3 Xinglian Industrial Zone.
He Hua Ling Pingxin Road. Xin Nan. Ping Hua
Town. Longgang. Shenzhen China 51811
(Address of Principal Executive Offices) (Zip Code)

86-755-2698-3767

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On March 10, 2006, China Digital Communication Group (“China Digital”) entered into a loan agreement in the form of a line of credit of up to $6.0 million with United Private Equity (The Pacific) Limited. The Loan Agreement is for a term of three years. The outstanding principal balance of the loan will bear interest at a rate of 7.7%. Interest will be paid annually beginning on December 20, 2006. The obligations of China Digital under the Loan Agreement will be secured by $9.0 million of stock of certain of China Digital’s major shareholders. The proceeds from the loan will be used exclusively for merger and acquisition activities of businesses in the 3G communications industry.

        The foregoing summary is not a complete description of the Loan Agreement and is qualified in its entirety by reference to the Loan Agreement filed as Exhibit 2.1 to this Form 8-K and incorporated in this Item 1.01 by this reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Exhibits.

2.1	Loan Agreement, dated March 10, 2006, by and between China Digital Communication Group and United Private Equity (The Pacific) Limited.
99.1	Press Release of the China Digital issued on March 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2006	CHINA DIGITAL COMMUNICATION GROUP
By: /s/ Changchun Zheng Name: Changchun Zheng Title: Chief Executive Officer

Exhibit 2.1

Loan Agreement

Number: 2006003

Borrower:	China Digital Communication Group
U.S. Address:	1901 Ave of the Stars. Suite 201 . Los Angeles. CA. U.S. 90067
Home Office:	A-3. Xinglian Industrial Zone. He Hua Ling Pingxin Road. Xin Nan. Ping Hua Town. Longgang Shenzhen China 51811
Lender:	United Private Equity (The Pacific) Limited
Address:	P.O Box 957. Offshore Incorporate Center, Road town, Tortola, British Virgin Islands
Contract Signing Place:	Hong Kong, China

The lender agrees to provide the borrower a loan of credit line. Both parties must obey the terms committed in this agreement and the related regulations and laws.

Article One:

The total offered loan of credit line is: $6,000,000 U.S. dollars.

Article Two:

The loan will be only used in the merger and acquisition of the businesses with high speed grow in the field of 3G communications.

Article Three:

1.	The loan period is 36 months, starting from the date when the wired the loan to the borrower.

2.	In the situation when the borrower receive the loan late than the date when lender wire the loan, written in the notes, the payments expiration date should be changed.

3.	Methods of the Payment of the Principle:__b_

a.	Follow the committed payment schedule

b.	Principle should be paid back on the final expiration date in 36 months.

4.	The loaner has the right to revise the loan collection date. In that situation, the borrower should pay the loan back and the final payment expiration date should be revised as well.

5.	With the commitment, the borrower has the right to pay partial or the entire amount of the loan earlier.

Article 4:

Interests and Interests Collection Schedule:

1.	The interests rate is : 7.7% annually.

2.	Method of the Interests Collection Schedule: ____b___

a.	Interests are paid monthly, on 20th of very month. Before paying back the principle, borrower must pay the lender all the occurred interests.

b.	Interests are paid annually, on December 20, of each year. Before paying back the principle, the borrower must pay the lender all the occurred interests.

c.	Interests are paid back when then borrower pay the principle back to the lender.

d.	Other Method

3.	Within the Loan Period of 3 years (36 months), the interest of the loan is fixed interests rate.

Article 5 Penalties and Compound Interests

1.	If the borrower does not pay the interests or principle, or use the loan in the fields not defined in this agreement, the lender has to right to execute the penalty and compound interests rate on the loan.

2.	Without and previous committed amendment on the delayed payments dates to the lender, if the borrower does not make the payment of interests or principle on the defined date, the penalty will be:

a.	The interests for the remained balance of loan will be increased by 30%. b. N/A (Apply to the variable interest rate)

3. if the borrower does not use the loan in the field defined in this agreement, the penalty will be: ___a___

a. The interests for the remained balance will be increased by 50%.

b. N/A (Apply to the variable interest rate)

4. The new interests’ payment schedule will still apply the current one.

Article 6
Guarantee and Collaterals

The loan amount is $6,000,000 US dollars. The guarantee collaterals is the market value of $9,000,000 of CHID’s stocks from the major CHID’s holders or the cash of $6 million US dollars.

Article 7:
Others Terms

1.	The Borrower should make the interest and principle payments on time.

2.	The lender has the right to know the use of the loan.

3.	If the borrower can not pay back the loan, the lender has a sole right to deal with the collaterals.

Article 8:
Jurisdiction

All the conflicts raised from this agreement should be solved within the Hong Kong Jurisdiction System.

Article 9:

The agreement is effective in the condition of:

1.	Once both lender and borrower sign or place the seals.

2.	Other ____NONE____

Article 10:

There are formal copies of the agreement and both has the same legal power. The additional copies will be made based on the request agreed by both lender and borrower in the future.

Lender	United Private Equity (The Pacific) Limited
Borrower	China Digital Communication Group